UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 7, 2010
DAC Technologies Group International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-29211	65-0847852

(Commission File Number)	(IRS Employer Identification No.)

12120 Colonel Glenn Road, Suite 6200 Little Rock, AR	72210

(Address of Principal Executive Offices)	(Zip Code)
(501) 661-9100
(Registrant’s Telephone Number, Including Area Code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
     DAC Technologies Group International, Inc. (the “Company”) was notified on January 4, 2010 that, effective January 1, 2010, Frost, PLLC (“Frost”) and certain partners of Moore Stephens Wurth Frazer and Torbet, LLP (“MSWFT”) formed Frazer Frost, LLP (“Frazer Frost”), a new partnership. Pursuant to the terms of a combination agreement by and among Frost and MSWFT, Frazer Frost and (the “Combination Agreement”), each of Frost and MSWFT contributed substantially all of their assets and certain of their liabilities to Frazer Frost, resulting in Frazer Frost assuming Frost’s engagement letter with the Company and becoming the Company’s new independent accounting firm. As of the date of this Current Report, Frazer Frost is not registered with the Public Company Accounting and Oversight Board (PCAOB), however such registration is in process.
     As noted, change of certifying accountant was not initiated by the Company; however, the Company’s Board of Directors—there being no audit or other similar committee of the Board—approved the change by resolution dated January 7, 2010.
     The audit reports of Frost on the financial statements of the Company as of and for the years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
     During the Company’s most two recent fiscal years ended December 31, 2008 and 2007 and through January 1, 2010, the Company did not consult with Frazer Frost on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Frazer Frost did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.
     In connection with the audits of the Company’s financial statements for the fiscal year ended December 31, 2008 and 2007 and through the date of this Current Report, there were: (i) no disagreements between the Company and Frost on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Frost, would have caused Frost to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.
     The Company has provided Frost a copy of the disclosures in this Form 8-K and has requested that Frost furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Frost agrees with the Company’s statements in this Item 4.01(a). A copy of the letter dated January 7, 2010, furnished by Frost in response to that request is filed as Exhibit 16.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits
16.1	Letter of Frost, PLLC dated January 7, 2010

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DAC Technologies Group International, Inc.
Date: January 7, 2010	By:	/s/ Robert C. Goodwin
		Name:	Robert C. Goodwin
		Title:	Chief Financial Officer

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